
                      MINING SERVICES INTERNATIONAL CORPORATION
                        5284 South Commerce Drive, Suite C-244
                            Salt Lake City, Utah  84107-7930

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD ON MAY 23, 1995


TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Mining Services International Corporation, a Utah corporation (the
"Company"), will be held at the Holiday Inn located at 999 South Main St., Salt Lake City, Utah on Tuesday,
 May 23, 1995, commencing at 3:00 p.m. (Mountain Standard Time) for the following purposes, as more fully described in the accompanying Information Statement:

     1.  To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors shall be elected and duly qualified;

     2.  To consider and act upon a proposal to ratify the selection of the Company's independent auditors for 1994; and

     4.  To consider and act upon such other business as may properly come before the Annual Meeting of
Shareholders and at any adjournment or postponement thereof.

     Pursuant to the by-laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment or postponement thereof as of the close of business on March 30, 1995.  Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Annual Meeting of
Shareholders and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter.  A list of those entitled to vote will be available for inspection for ten (10) days prior to the meeting at the offices of the Company.

     All shareholders are urged to attend the annual meeting.


                                       By Order of the Board of Directors



                                       Lex L. Udy
                                       Vice Chairman

Salt Lake City, Utah
April 28, 1995 (Mailing Date)








INFORMATION STATEMENT

     This Information Statement is furnished pursuant to Regulation 14C under the Securities Exchange Act of 1934 by Mining Services International Corporation, a Utah corporation (the "Company" or "MSI").  This
Information Statement and the attached Notice of Annual Meeting of Shareholders are first being mailed to shareholders of the Company on or about April 28, 1995.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.


VOTING SECURITIES

     As of the close of business on the record date (March 30, 1995), the Company had outstanding
5,185,728 shares of common stock, par value $.001 per share, all of which are entitled to be voted at the meeting.  Each share is entitled to one (1) vote, and only those shareholders of record of the Company's common stock as of the close of business on the record date shall be entitled to vote their shares.

     The presence of a majority of the outstanding shares of the Company's common stock, represented in person or proxy at the meeting will constitute a quorum.  In the proposed election of Directors, shareholders will not be allowed to cumulate their votes.  The five nominees receiving the highest vote totals will be elected as directors of the Company.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election.  In accordance with Utah law, all other matters will be approved if the votes cast in favor of a matter exceed the votes cast opposing such matter.  As a result, abstentions and broker non-votes will not affect the outcome of any other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tabulation shows as of March 30, 1995 the number of shares of the Company's common stock, par value $0.001, owned beneficially by: (a) all persons known to be the holders of more than five percent
(5%) of the Company's voting securities, (b) all Directors, (c) certain Executive Officers and (d) all officers and
Directors of the Company as a group:
                                             Amount and Natures of
                                             Beneficial ownership (1)
Name and address of Beneficial Owner         Shares     Percent

Edward Dallin Bagley* ------------------------------------------------------1,188,590222.6%
8 Shadow Wood Lane
Sandy, Utah 84092

Dr. Lex L. Udy* --------------------------------------------------------------462,62438.7%
4597 Ledgemont Drive
Salt Lake City, Utah 84124

Dr. John T. Day* ------------------------------------------------------------439,46048.3%
5 Dawn Hill
Sandy, Utah 84092

Edward N. Bagley* ---------------------------------------------------------387,05657.2%
8987 St. Ives Drive
Los Angeles, California 90069

Nathan L. Wade* ----------------------------------------------------------188,61763.5%
1207 South Main Street
Salt Lake City, Utah 84111

All Officers and Directors
as a group (7 persons) -----------------------------------------------------2,725,837751.0%

_______________________________________________________________________________________

(*)  Director of the Company

(1)  Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the Company's common stock beneficially owned by such person.

(2)  Includes 62,500 shares held in the name of Mr. Bagley's spouse and presently exercisable options to purchase 20,000 shares.

(3)  Includes 21,295 shares owned solely by Dr. Udy's wife of which Dr. Udy disclaims ownership and options for 20,000 shares presently exercisable within 60 days.

(4)  Includes options for 20,000 shares which are presently exercisable within 60 days.

(5)  Includes 362,056 shares held by Mr. Bagley and his wife as co-trustees of the Bagley Family Living trust and 5,000 shares held by Mr. Bagley as trustee of a trust for the benefit of members of Mr. Bagley's family and presently exercisable options to purchase 20,000 shares.

(6)  Includes 125,068 shares held by N&R Investment, a Utah Partnership of which Mr. Wade is a general partner and presently exercisable options to purchase 20,000 shares held by Mr. Wade.  Also includes 1,000 shares held by Nate Wade, Inc., a Utah corporation of which Mr. Wade is a principal owner, 1740 shares held in an IRA account for the benefit of Mr. Wade, 1,000 shares held in an IRA account for the benefit of Mr. Wade's spouse, and 1,000 shares held by Mr. Wade's daughter.

(7)  Includes options which are presently exercisable or exercisable within 60 days for the purchase of 82,500 shares.


DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is a table which identifies each Director and Executive Officer, and the positions and offices within the Company held by each person.  The table is followed by a brief description concerning the employment and business experience of each person during at least the past five years.

     Name                  Age    Position                          In Position Since

Edward Neff (Ted) Bagley    82    Chairman of the Board of Directors         1983

Dr. Lex L. Udy              61    Vice Chairman, Secretary
                                  Officer and Director                       1979

Dr. John T. Day             55    President, Chief Executive Officer
                                  and Director                               1986

Edward Dallin Bagley        56    Director                                   1983

Nathan L. Wade              66    Director                                   1989

Richard M. Clayton          54    Vice President                             1991

David P. Reddick            39    Vice President                             1991

Duane W. Moss               47    Chief Financial Officer and Legal Counsel  1994

     Directors of the Company are elected at the Annual Meeting of Shareholders and serve until the next annual meeting or until their successors are duly elected and qualified.  Executive officers of the Company are elected by and serve at the pleasure of the Board of Directors.

     Edward Neff (Ted) Bagley has been associated with the investment banking firm of Smith Barney and predecessor companies since 1971 where he is presently Vice President.  Mr. Bagley was elected a member of the Board of Directors in October 1983.  He is the father of Edward Dallin Bagley.  Mr. Bagley is also a
Director of Gentrue Communications Corporation.

     Dr. Lex L. Udy has been Vice Chairman of the Company since April 1993 and Secretary since March
1995.  He was a founder of the Company and has served as a Director since 1979.  From 1979 to 1984 he was
Vice President of Research for the Company with responsibility for new product development, patent development and field test operations.  From 1985 to 1993 he was President and Chief Executive Officer for the
Company.
Dr. Udy obtained a B.S. degree in Physics from the University of Utah in 1955 and a Ph.D. from the University of Utah in Metallurgy in 1960.

     Dr. John T. Day has been President and Chief Executive Officer since April 1993.  He was one of the founders of the Company and from 1979 to 1993 was Executive Vice President with responsibility for plant design,  operations, equipment design and construction, and new product development.  Dr. Day was appointed a member of the Board of Directors on November 10, 1986 and was appointed the Chief Executive Officer of the
Company in 1993.  Dr. Day obtained a B.S. degree in Chemical Engineering from the University of Utah in
1964 and obtained a Sc.D. degree from MIT in 1972

     Edward Dallin Bagley has been self-employed in management of personal investments since 1991.
From June 1990 to August 1991 Mr. Bagley was a registered representative at Wilson-Davis & Co. Inc., a
Salt Lake City, Utah brokerage firm.  He was elected a member of the Board of Directors in October 1983.  He is the son of Edward Neff (Ted) Bagley.  Mr. Bagley is also a Director of Ion Laser Technology, Inc., Gentner
Communications and Tunex International, Inc., all of which are publicly held companies.  He obtained his Juris
Doctorate from the University of Utah in 1965.

     Nathan L. Wade has been a Director of the Company since June 1989.  Since 1953 Mr. Wade has been the president and principal owner of Nate Wade, Inc., a Salt Lake City, Utah automobile dealership for new and used automobiles.

     Richard M. Clayton was first employed by the Company from 1981 to 1983.  Mr. Clayton joined the
Company again in 1986 as Director of Marketing and was appointed Vice President in 1991.  Prior to joining the
Company, Mr. Clayton held key management and marketing positions with Texaco Petroleum Corporation and
Nitrate Services Corporation, a multi-million dollar explosives company.

     David P. Reddick has been employed by the Company since 1985 as Director of Operations.  In 1991
Mr. Reddick was appointed Vice President.  Prior to joining the Company, Mr. Reddick was associated with
Cyprus Minerals in operations management.  Mr. Reddick obtained a B.S. degree in Resource Economics from the University of California at Berkeley.

     Duane W. Moss has been employed by the Company since December 1994 as Chief Financial Officer and Legal Counsel.  Prior to joining the Company, Mr. Moss was a self-employed consultant and from 1989 to
1992 was the Secretary, Treasurer and Chief Financial Officer of Alta Gold Co.  Mr. Moss obtained a Juris
Doctorate in 1976 and a B.A. degree in Accounting in 1973 from the University of Utah.


The Board of Directors and its Committees

     There were five (5) regular meetings of the Board of Directors held during the 1994 fiscal year.  All of the Directors attended at least 75% of the meetings.

     The Company presently has standing audit and compensation committees of the Board of Directors.
The audit committee periodically makes recommendations concerning the engagement of the Company's independent public accountants and reviews the results and independence of the accountants and the scope, adequacy and results of the internal auditing procedures.  The Company's audit committee consists of Edward
Dallin Bagley, Edward Neff Bagley and Nathan L. Wade.  Functions of the compensation committee include making recommendations concerning Director and senior managment remuneration and overseeing the
Company's stock option and other compensation plans.  The compensation committee consists of Edward Dallin
Bagley and Nathan L. Wade.  All committee members attended at least 75% of the meetings of their respective committees.  Each of the committees met five times during the year.  No separate compensation is paid for committee attendance or assignments.


Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than ten per cent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").
Officers, Directors and Shareholders who own more than ten per cent of the Company's voting shares are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the fiscal years ended December 31, 1994, 1993 and 1992 of those persons who were, as of March 15, 1995, (i) the Chief Executive Officer and (ii) the only other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1994
(the "Named Executive Officers").

Compensation of Executive Officers

     The following table summarizes compensation received by the Named Executive Officers of the
Company for the three fiscal years ended December 31, 1994.

                                                                      Long
                                                                      Term
                                                                      Compen-
                      Annual Compensation                             sation
                                                       Other Annual   Options  All Other
Name and Position         Year      Salary    Bonus    Compensation   Granted  Compensation (3)
Dr. Lex Udy*              1994     $100,000   ----      $16,556(1)       ----    $3,000
  Vice Chairman and       1993     $98,804   $20,000    $16,942(1)     100,000   $2,789
Dr. John T. Day           1994     $104,833   ----      $22,723(2)       ----    $2,990
  President and Chief     1993     $98,804   $20,000    $21,707(2)       ----    $2,990
  Executive Officer       1992     $93,245    ----      $20,920(2)     100,000   $1,716
(1)  Includes $9,696 for life and disability insurance premiums paid on behalf of Dr. Udy.
(2)  Includes $9,954 for life and disability insurance premiums paid on behalf of Dr. Day and a $6,000 office allowance.
(3)  Includes matching contributions made by the company on behalf of the Named Executive Officers pursuant to the Mining Services International Profit Sharing 401(k) Plan.*  Was Chief Executive Officer
     of the Company until April 1993.

Option Grants in Last Fiscal Year

     No individual grants of stock options were made to the Named Executive Officers during the fiscal year ended December 31, 1994.









Aggregated Option/SAR Exercises and Fiscal year End Option/SAR Value

     The following table sets forth the aggregate value of unexercised options to acquire shares of the
Common Stock held by the Named Executive Officers on December 31, 1994 and the value realized upon the exercise of options during the fiscal year ended December 31, 1994.

                                                                        Value of
                                                  Number of             Unexercised
                        Shares                   Unexercised            In-the-Money
                       Acquired                  Options/SARs           Options/SARs
                          on       Value         at FY-End (#)          at FY-End ($) (1)
Name                   Exercise   Realized    Exercisable/Unexercisable Exerciseable/Unexercisable

Dr. Lex L. Udy          205,000     $107,625       0/80,000(2)          $0/$170,000
  (Vice Chairman,
   Secretary)
Dr. John T. Day(CEO)    220,000     $115,500       0/80,000(2)          $0/$170,000

(1)  Reflects the difference between the exercise price of the options granted and the value of the Common
Stock on December 31, 1994.  The closing price of the Common Stock on December 31, 1994, as reported by NASDAQ, was $2.875 per share.

(2)  20,000 of these options will become exercisable on May 1, 1995.


Director Compensation

     Each Director is paid $3,600 per year as compensation for attendance at meetings of the Board of
Directors, and the Chairman of the Board receives an additional $5,000 per year.

Certain Relationships and Related Transactions

     In 1991, the Company entered into four automobile lease agreements with Nate Wade Leasing, a division of Nate Wade, Inc.  Nathan L. Wade, a Director of the Company, is an Officer, Director and
shareholder of Nate Wade, Inc.  Three of the leases have been terminated and the remaining lease amounts to a monthly payment of $617.50.  John T. Day, Lex L. Udy, Edward Dallin Bagley and Edward M. Bagley may be
deemed "parents" of the Company.  On July 19, 1994 the Company loaned John T. Day and Lex L. Udy
$242,000 and $227,375 respectively at LIBOR 30 day rate plus 1% adjusted annually for a term of five years.
Interest is payable annually with the principal due on the date of maturity.  The loan was provided by action of the Board of Directors for the purpose of loaning the executive officers sufficient funds to exercise their respective stock options granted to them pursuant to the 1988 MSI Stock Option Plan.  The exercised stock is held by the Company as collateral for payment of the loan principal and interest.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm which conducted the audit of the Company's financial records for the fiscal year ended December 31, 1994 is Tanner + Co. of Salt Lake City, Utah.  Representatives of Tanner
+ Co. are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.  On
December 7, 1993 the Company dismissed its previous auditor, Price Waterhouse.  The Company has previously reported the dismissal of Price Waterhouse on Form 8-K/A which is incorporated herein by this reference.


OTHER MATTERS
     Management knows of no other matters to be presented at the Annual Meeting of Shareholders.


DOCUMENTS INCORPORATED BY REFERENCE
     Form 8-K/A filed December 7, 1993


GENERAL
     Expenses in connection with the distribution of this Information Statement will be borne by the
Company.  While there is no formal agreement to do so, the Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expense in forwarding this information.


INFORMATION PROVIDED TO SHAREHOLDERS
     The Company will provide, without charge, a copy of Form 8-K/A to each shareholder to whom an
Information Statement has been delivered, upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.

     INCLUDED WITH THIS INFORMATION STATEMENT, THE COMPANY IS PROVIDING,
WITHOUT CHARGE, TO EACH SHAREHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON
FORM 10-KSB FOR 1994, INCLUDING THE FINANCIAL STATEMENTS, AS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION.  If for some reason a shareholder did not receive a copy of the Company's Annual Report, upon written request, the Company will forward a copy, without charge, to the requesting shareholder.

     All requests for information under this heading should be directed to:

                 THE CORPORATE SECRETARY
                 MINING SERVICES INTERNATIONAL CORPORATION
                 5284 South Commerce Drive
                 Suite C-244,
                 Salt Lake City, UT 84107-7930

